EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-91774 on Form S-8 dated July 2, 2002 pertaining to the registration of an additional 25,000 common shares under the Company’s 401 (k) plan;

Registration Statement No. 333-97529 on Form S-8 dated August 1, 2002 pertaining to the registration of an additional 3,550,000 common shares under the Employee Stock Option Plan;

Registration Statement No. 333-108179 on Form S-8 dated August 22, 2003 pertaining to the registration of an additional 3,250,000 common shares under the 2003 Long-Term Incentive Compensation Plan;

Registration Statement No. 333-141088 on Form S-8 dated March 6, 2007 pertaining to the registration of an additional 3,000,000 common shares under the 2006 Long-Term Incentive Plan;

Registration Statement No. 333-172079 on Form S-8 dated February 4, 2011 pertaining to the registration of an additional 5,000,000 common shares under the 2010 Long-Term Incentive Plan;

Registration Statement No. 333-190289 on Form S-8 dated August 1, 2013 pertaining to the registration of an additional 4,400,000 common shares under the 2013 Omnibus Incentive Plan; and

Registration Statement No. 333-168324 on Form S-3 dated July 27, 2010 pertaining to the shelf registration of an indeterminate amount of debt securities which may be issued from time to time at indeterminate prices of our report dated February 24, 2014, relating to the consolidated financial statements and financial statement schedule of Ferro Corporation and subsidiaries (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the presentation of the Pharmaceuticals business as discontinued operations), and our report dated February 24, 2014, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on

Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

February 24, 2014